Exhibit 10.19

FIRST AMENDMENT TO AMENDED AND RESTATED
BUSINESS MANAGEMENT AND SHARED SERVICES AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS MANAGEMENT AND SHARED SERVICES AGREEMENT (this “Amendment”), dated as of May 12, 2011, by and between Five Star Quality Care, Inc., a Maryland corporation (the “Company”), and Reit Management & Research LLC, a Delaware limited liability company (“RMR”).

WHEREAS, the Company and RMR are parties to an Amended and Restated Business Management and Shared Services Agreement, dated as of January 4, 2010 (the “Business Management Agreement”); and

WHEREAS, the Company and the RMR wish to amend the Business Management Agreement as further provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                       Section 2.3(a) of the Business Management Agreement is hereby replaced in its entirety to read as follows:

PAYMENT FOR SERVICES.  RMR shall be paid a fee for the Services provided to the Company under this Agreement (the “Fee”) equal to 0.6% of Revenues as hereinafter defined.  “Revenues” are the total revenues of the Company from all sources reportable under generally accepted accounting principles in the United States (“GAAP”) less any revenues reportable by the Company with respect to facilities and other properties for which the Company provides management services plus the gross revenues at those facilities and other properties determined in accordance with GAAP.  The Fee shall be estimated and paid monthly by the Company in advance based upon the prior calendar month’s Revenues, and such payment shall be paid within 15 calendar days of the end of the applicable prior calendar month unless otherwise agreed.  The calculation of the fee for any month shall be based upon the Company’s monthly financial statements and shall be in reasonable detail.  A copy of the computations shall promptly be delivered to RMR accompanied by payment of the Fee thereon to be due and payable.  The Fee shall be pro-rated for any partial month this Agreement shall be in effect.

The aggregate annual Fee paid in any fiscal year shall be subject to adjustment as of the end of that fiscal year.  On or before the 30th day after public availability of the Company’s annual audited financial statements for each fiscal year, the Company shall deliver to RMR a notice setting forth (i) the Revenues for such year, (ii) the Company’s computation of the Fee payable for such year and (iii) the amount of the Fee theretofore paid to RMR in respect of such year.  If the annual Fee payable for said fiscal year exceeds the aggregate amounts previously paid with respect thereto by the Company, the

Company shall pay such deficit amount to RMR at the time of delivery of such notice.  If the annual Fee payable for said fiscal year as shown in such notice is less than the aggregate amounts previously paid with respect thereto by the Company, the Company shall specify in such notice whether RMR should (i) refund to the Company payment in an amount equal to such difference or (ii) grant the Company a credit against the Fee next coming due in the amount of such difference until such amount has been fully paid or otherwise discharged.

2.                                       Section 14.1 of the Business Management Agreement is hereby replaced in its entirety to read as follows:

PROCEDURES FOR ARBITRATION OF DISPUTES.  Any disputes, claims or controversies between the parties (a) arising out of or relating to this Agreement or the provision of services by RMR pursuant to this Agreement, or (b) brought by or on behalf of any shareholder of the Company (which, for purposes of this Section 14, shall mean any shareholder of record or any beneficial owner of shares of the Company, or any former shareholder of record or beneficial owner of shares of the Company), either on his, her or its own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or shareholders of the Company against the Company or any director, officer, manager (including RMR or its successor), agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement, or the charter or Bylaws of the Company (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 14.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against directors, officers or managers of the Company and class actions by a shareholder against those individuals or entities and the Company.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

3.                                       Section 14.2 of the Business Management Agreement is hereby replaced in its entirety to read as follows:

ARBITRATORS.  There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within 15 days after receipt of a demand for arbitration.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA.  If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within 15 days thereafter, one of the three arbitrators it had proposed as the second arbitrator.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

4.                                       This Amendment shall be effective as of the day and year first above written.  As amended hereby, the Business Management Agreement shall remain in full force and effect.

5.                                       The provisions of this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

6.                                       This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Business Management and Shared Services Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
	Name:	Bruce J. Mackey Jr.
	Title:	President and Chief Executive Officer

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Adam D. Portnoy
	Name:	Adam D. Portnoy
	Title:	President and Chief Executive Officer